SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON D.C.

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported)        October 31, 1996
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                              PREMIER PARKS INC.
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    Delaware                        0-9789                    73-613774
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(State or other                   (Commission               (IRS Employer
jurisdiction of)                  File Number)             Identification)

            11501 Northeast Expressway, Oklahoma City, Oklahoma 63131
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                    (Address of principal executive offices)


Registrant's telephone number, including area code      (405) 475-2500
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          (former name or former address, if changed since last report)


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ITEM 2.  Acquisition or Disposition of Assets

     On October 31, 1996, the Company acquired (the "Acquisition") substantially all of the assets of Elitch Gardens Company, a Colorado limited partnership ("Elitch"), used in the operation of Elitch Gardens Amusement Park, for an aggregate purchase price (the "Purchase Price") of approximately $62.5 million in cash, pursuant to an Asset Purchase Agreement, dated as of September 23, 1996, by and among the Company, a wholly-owned subsidiary of the Company, Elitch, the general partner of Elitch and a principal limited partner of Elitch (as amended, the "Agreement").

     The Company funded approximately 50% of the Purchase Price from cash from operations and a portion of the net proceeds received by the Company from its public offering of Common Stock in June 1996 with the balance funded with a borrowing under the New Credit Facility (as hereinafter defined).

     Pursuant to the Agreement, the general partner and a principal limited partner of Elitch have agreed severally to indemnify the Company for customary losses in an amount up to $1.0 million each.

     In connection with the Acquisition and certain other pending acquisitions which the Company expects to close in November and December of 1996 (collectively, the "Recent Acquisitions"), in October 1996 the Company entered into a senior secured credit facility (the "New Credit Facility") with certain institutional lenders. The New Credit Facility has an aggregate availability of $115.0 million of which (i) up to $30.0 million under the revolving credit facility (the "Revolving Credit Facility") may be used for working capital and other general corporate purposes; (ii) up to $25.0 million ("Facility A") may be used to finance capital expenditures prior to April 30, 1998; and (iii) up to $60.0 million ("Facility B" and together with Facility A, the "Term Loan Facility") may be used to finance certain acquisitions by the Company (including the Recent Acquisitions), including an amount of up to $2.0 million which may be used to finance improvements at the parks acquired, provided that at least 50% of the consideration for any such acquisition or improvements under Facility A or Facility B must be funded by the Company. As of the date of this Report, approximately $31.6 million has been borrowed under Facility B to fund approximately 50% of the Purchase Price of the Acquisition. Interest rates per annum under the New Credit Facility are equal a base rate equal to the higher of the Federal Funds Rate plus 1/2% or the prime rate of Citibank, N.A., in each case, plus the Applicable Margin (as defined therein) or the London Interbank Offered Rate plus the Applicable Margin. The Revolving Credit Facility terminates October 31, 2002 (reducing to $15.0 million after October 31, 2001) and borrowings under the Term Loan Facility mature October 31, 2001; however, aggregate principal payments of $7.5 million, $20.0 million 25.0 and $32.5 million are required under the Term Loan Facility during 1998, 1999, 2000 and 2001, respectively. Revolving credit borrowings under the New Credit Facility will be secured by substantially all of the Company's assets. Term Loan borrowings are secured by the assets acquired with the proceeds thereof, together with guarantees, limited to approximately $17.5 million, by the Company's subsidiaries.


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

ITEM 7.  Financial Statements and Exhibits

     (a) Financial Statements of Elitch at December 31, 1995 and for the year then ended and at September 30, 1996 and the nine-month period then ended will be filed by amendment promptly hereafter, but in no event later than 60 days following the date of this Report.

     (b) Pro Forma financial statements at December 31, 1995 and for the year then ended and at September 30, 1996 and the nine-month period then ended will be filed by amendment promptly hereafter, but in no event later than 60 days following the date of this Report.

     (c) The following documents are filed herewith as exhibits to this Form
8-K:

          10(a) Asset Purchase Agreement, dated September 23, 1996, among the Registrant, Premier Parks Acquisition Corp., Elitch Gardens Company, Chilcott Entertainment Corp. and Hensel Phelps Construction Corp. (schedules and exhibits intentionally omitted).

     (b) Credit Agreement, dated October 30, 1996, between the Registrant and Lehman Commercial Paper Inc., as administrative agent and arranger (schedules and exhibits intentionally omitted).


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

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 13, 1996

                                   PREMIER PARKS INC.


                                   By:   /s/ Kieran E. Burke
                                        -----------------------------
                                         Kieran E. Burke

                      Chairman of the Board


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

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November __, 1996

                                   PREMIER PARKS INC.

                                   By:
                                      --------------------------------------
                                         Kieran E. Burke
                                         Chairman of the Board


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